EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134113 and No. 333-177285) of Ryder System, Inc. of our report dated June 25, 2015, relating to the financial statements and supplemental schedule of Ryder System, Inc. 401(k) Savings Plan as of December 31, 2014, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
June 28, 2016